                                  EXHIBIT 4.1

                          OBERON SOFTWARE INCORPORATED
                             1990 STOCK OPTION PLAN

                                DECEMBER 27, 1990

                      (AS AMENDED THROUGH AUGUST 20, 1998)



     1. Purpose. The purpose of the Oberon Software Incorporated 1990 Stock Option Plan (the "Plan") is to further the growth and development of Oberon Software Incorporated ("OSI") and any subsidiary and parent corporations, as hereinafter defined (OSI and such subsidiary and parent corporations are collectively herein referred to, unless the context otherwise requires, as the "Company"), by granting to those employees of the Company and the other persons rendering services to the Company referred to in Section 6, as an incentive and encouragement to stock ownership, options ("Options") to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"), and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

     2. Administration. The Plan shall be administered by the Board of Directors of OSI (the "Board").

     3. Grant of Options. Options shall be granted on behalf of OSI by the Board; provided, however, that no Options under the Plan may be granted after December 27, 2000. The Board shall, from time to time within the limits of the Plan, determine the persons to whom Options are to be granted, the number of shares to be optioned, the option price, the manner in which such option price shall be payable, and the time or times during the Exercise Period (as defined in Section 8) at which each such Option shall become exercisable. Options granted under the Plan may be either incentive stock options, within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"), or non-statutory stock options. Each Option granted under the Plan shall be designated by the Board at the time the Option is granted as either an incentive stock option or a non-statutory stock option.

     4. Definitions. As used herein, the terms "subsidiary corporation" and "parent corporation" shall mean a "subsidiary corporation" and a "parent corporation" as such terms are defined in Section 425 of the Code. As used herein, the term "10% shareholder" shall mean an employee who, at the time an option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of OSI or any of its parent or subsidiary corporations.

     5. Shares Subject to the Plan. An aggregate of up to 1,998,466 shares of the Common Stock shall be available for the grant of Options under the Plan. Such shares may be authorized and unissued shares or shares held in OSI's treasury. All shares subject to Options that shall have terminated or shall have been canceled for any reason shall be available for subsequent optioning under the Plan.

                          OBERON SOFTWARE INCORPORATED
                             1990 STOCK OPTION PLAN

                                DECEMBER 27, 1990

                      (AS AMENDED THROUGH AUGUST 20, 1998)


     6. Participants. All officers and other key employees of the Company shall be eligible to receive incentive or non-statutory stock options and thereby become participants in the Plan. All non-employee directors of the Company and all non-employee consultants retained by the Company shall become eligible to receive non-statutory stock options and thereby become participants in the Plan. In granting Options, the Board may include or exclude previous participants in the Plan as the Board may determine.

     7. Option Price. The price at which shares may from time to time be optioned under the Plan shall be, in the case of incentive stock options granted to employees other than 10% shareholders, not less than the fair market value of such shares at the time the Option is granted, as determined in good faith by the Board at each time that such Options are granted by it; in the case of incentive stock options granted to 10% shareholders, such price shall be not less than 110% of such fair market value; and in the case of non-statutory stock options, such price shall be not less than par value.

     8. Exercise Period. Subject to the provisions of Section 15, the period for exercising an Option (the "Exercise Period") shall be determined by the provisions of the option agreement entered into with respect to such Option ("the Option Agreement"); provided, however, that in the case of incentive options granted to employees other than 10% stockholders, the Exercise Period shall in no event be longer than the ten-year period beginning with the date of grant, and in the case of incentive stock options granted to 10% shareholders, the Exercise Period shall in no event be longer than the five-year period beginning with the date of grant.

     9. Payment for Shares and Related Matters. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be paid at the time of exercise and shall be made in cash or by check only. OSI will issue no certificates for shares until (a) full payment therefor has been made and (b) the person purchasing such shares provides for payment to (or withholding by) the Company of all amounts, if any, required under then applicable provisions of the Code and state and local tax laws to be withheld with respect to such purchase. A participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him or her.

     10. Nonassignability. Each Option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during a participant's lifetime, only by him or her.

                          OBERON SOFTWARE INCORPORATED
                             1990 STOCK OPTION PLAN

                                DECEMBER 27, 1990

                      (AS AMENDED THROUGH AUGUST 20, 1998)


     11. Conditions to Exercise of Options. The Board may, in its discretion, require as a condition to the exercise of Options and the issuance of shares thereunder that the participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to OSI, at the time of exercising the Option, that he or she is acquiring the shares for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to Oberon, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the shares. All shares issued to participants upon exercise of Options shall be subject to any and all restrictions on transfer, including without limitation rights of first refusal, imposed by applicable state or federal securities laws, by the Articles of Organization or the By-Laws of OSI as then in effect or by the Option Agreement or any other agreement to which the participant is a party.

     12. Conditions to Effectiveness of the Plan. No Options may be granted under the Plan unless and until the Plan shall have been duly approved by the stockholders of OSI.

     13. Termination or Amendment. The Board may terminate or amend the Plan any time, and from time to time. The Board may not, however, without stockholder approval, increase the maximum number of shares in the aggregate that may be offered for sale under Options, or change the manner of determining the option price or the class of employees eligible to receive incentive stock options under the Plan; or, without the consent of the participant, alter or impair any Option previously granted to him or her under the Plan, except as provided in Sections 14 and 15.

     14. Effect of Changes in Common Stock. If OSI shall combine, subdivide or reclassify the shares of Common Stock which have been or may be optioned, or shall declare thereon any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which Options may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each Option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such Option and the option price per share shall likewise be appropriately adjusted, all to such extent as may be determined by the Board to be necessary to preserve unimpaired the rights of the participant. Each and every such determination shall be conclusive and binding upon such participant.

     15. Effect of Reorganizations. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in Section 14), or consolidations of OSI with, or mergers of OSI into, other

                          OBERON SOFTWARE INCORPORATED
                             1990 STOCK OPTION PLAN

                                DECEMBER 27, 1990

                      (AS AMENDED THROUGH AUGUST 20, 1998)

corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which OSI is the continuing corporation and which do not result in any reclassifications, changes or exchanges of shares of
OSI), or in case of any one or more sales or conveyances to another corporation of the property of OSI as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations", a participant shall have the right, upon any subsequent exercise of any Option, to acquire the same kind and amount of securities and property which such participant would then have if such participant had exercised such Option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or canceled pursuant to any of same, the adjustment rights in Section 14 and this Section being continuing and cumulative.

     Notwithstanding any provision of this Plan or any Option Agreement to the contrary, the Board shall have the right in connection with any Reorganization, upon not less than 30 days written notice to the participants, to terminate the Exercise Period of all outstanding Options, and in such event all outstanding Options may be exercised only at a time prior to or simultaneously with the consummation of such Reorganization. In connection with such termination of the Exercise Period, the Board may in its discretion cause some or all of such Options to become fully exercisable notwithstanding any contrary terms of this Plan or of the Option Agreements relating to such Options.

     In the event of the acquisition of OSI by means of the purchase of all of its capital stock, or in the event of the liquidation of OSI, unless the Board votes otherwise and so notifies all persons holding Options prior to such purchase or liquidation, all outstanding Options, to the extent not already exercisable, shall become fully exercisable at the time of such purchase or liquidation and, notwithstanding any provision of this Plan or any Option Agreement to the contrary, the Board may terminate the Exercise Period for such Options upon not less than 30 days written notice to the holders of such Options.

     16. Interpretation. The Board shall interpret the Plan and make and amend such regulations with regard to the Plan as it may deem appropriate.

                                  Exhibit 4.1

                          OBERON SOFTWARE INCORPORATED

                AMENDMENT NO. 2 TO THE 1998 STOCK INCENTIVE PLAN

                               (OCTOBER 25, 1999)

1.      Purpose

        The purpose of this 1998 Stock Incentive Plan (the "Plan") of Oberon Software Incorporated, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Oberon Software Incorporated as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.      Eligibility

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.      Administration, Delegation

        (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

        (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the common stock, $.01 value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in
Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.      Stock Available for Awards

        (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,102,489 shares of Common Stock plus shares subject to options granted under the Company's 1990 Stock Option Plan as of September 29, 1999 that expire by their terms and are not exercised, provided that the aggregate number of shares issuable under the Plan shall not exceed 6,051,589 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.      Stock Options

        (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, which exercise price shall not be less than the par value per share of the Common Stock.

        (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

        (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               (1) in cash or by check, payable to the order of the Company;

               (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

               (3) at such time as the Common Stock is registered under the Exchange Act, delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

               (4) to the extent permitted by the Board, in its sole discretion
(i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

               (5) any combination of the above permitted forms of payment.

6.      Restricted Stock

        (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock at any price equal to or greater than the par value thereof, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

        (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.      Adjustments for Changes in Common Stock and Certain Other Events

        (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c)    Acquisition and Change in Control Events

               (1)    Definitions

                      (a)    An "Acquisition Event" shall mean:

                             (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                            (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

                      (b)   A "Change in Control Event" shall mean:

                            (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) 35% or more of either (x) the
                                    then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control
                                    Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                            (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                           (iii) the consummation of a merger, consolidation, reorganization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 35% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

                      (c) "Good Reason" shall mean any (i) change in the Participant's position with the Company which materially reduces such Participant's level of responsibility, (ii) reduction in the Participant's level of compensation (including base salary and any nondiscretionary bonuses or other incentive payments earned pursuant to objective standards or criteria), or (iii) relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site without the Participant's consent, from and after such Change in Control Event.


                      (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company.

               (2)    Effect on Options

                      (a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that (i) any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code and
                             (ii) if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company
                             (A) (I) with respect to all Options that become exercisable ("vest") over a five-year period, those shares subject to the Option which were not already vested but would vest within 18 months after such Change in Control Event (the "18 Month Accelerated Option Shares") and (II) with respect to Options that vest over a four-year period, those shares subject to the Option which were not already vested but would vest within twelve months after such Change in Control event (the "12 Month Accelerated Option Shares", and together with the 18 Month Accelerated Option Shares, the "Accelerated Option Shares"), shall be exercisable upon the occurrence of such Change in Control Event and, subject to (B) below, the remaining shares subject to the Option shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with that number of shares that would otherwise have first become vested, multiplied by a fraction (x) the numerator of which is the difference between the number of shares subject to the Option and the applicable Accelerated Option Shares and (y) the denominator of which is the number of shares subject to the Option, becoming so vested on each subsequent vesting date in accordance with the original schedule and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of such Acquisition Event also constituting a Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

                                    Notwithstanding the foregoing, if the
                             acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall
                             (x) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event, and/or (y) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

                    (b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that the Accelerated Option Shares shall immediately become exercisable. The remaining number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with that number of shares that would otherwise have first become vested, multiplied by a fraction (x) the numerator of which is the difference between the number of shares subject to the Option and the applicable Accelerated Option Shares and (y) the denominator of which is the number of shares subject to the Option, becoming so vested on each subsequent vesting date in accordance with the original schedule; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

          (3)       Effect on Restricted Stock Awards

                    (a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

                    (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that such number of shares that would otherwise have first become free from conditions or restrictions (A) within 18 months after the date of the Change in Control Event in the case of Restricted Stock Awards which are subject to a five year Purchase Option (as defined in the Restricted Stock Agreement) by the Company (the "18-Month Accelerated Shares"), and (B) within 12 months after the date of the Change of Control Event in the case of Restricted Stock Awards which are subject to a four year Purchase Option by the Company (the "12-Month Accelerated Shares," together with the 18-Month Accelerated Shares, the "Accelerated Shares"), shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with that number of shares that would otherwise have first become free from conditions or restrictions, multiplied by a fraction (x) the numerator of which is the difference between the number of shares covered by such Restricted Stock Award and the applicable Accelerated Shares and
                              (y) the denominator of which is the number of shares covered by such Restricted Stock Award, becoming free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

          (4)       Effect on Other Awards

                    (a) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

                    (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, the vesting schedule of all other Awards shall be accelerated in part so that such number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions (A) within 18 months after the date of the Change in Control Event in the case of other Awards which are subject to a five year purchase option by the Company (the "18-Month Accelerated Award Shares"), and (B) within 12 months after the date of the Change of Control Event in the case of other Awards which are subject to a four year purchase option by the Company (the "12-Month Accelerated Award Shares," together with the 18-Month Accelerated Award Shares, the "Accelerated Award Shares"), shall immediately become exercisable, realizable, vested or free from conditions or restrictions. Subject to the following sentence, the remaining number of shares shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in such Award, with that number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions, multiplied by a fraction (x) the numerator of which is the difference between the number of shares covered by such Award and the applicable Accelerated Award Shares and (y) the denominator of which is the number of shares covered by such Award, becoming so exercisable, realizable, vested or free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

10.     General Provisions Applicable to Awards

        (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.     Miscellaneous

        (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

        (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.